UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2013

IGNITE RESTAURANT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35549	94-3421359
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9900 Westpark Drive, Suite 300, Houston, Texas	77063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 366-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2013, Ignite Restaurant Group, Inc. (the “Company”) announced that Kevin T. Cottingim, Senior Vice President and Chief Administrative Officer, has tendered his resignation effective March 31, 2013.  Mr. Cottingim has served as Senior Vice President of the Company since December 2008.  The Company expects to enter into a separation agreement with Mr. Cottingim in connection with his departure from the Company, which will be described in a future filing with the SEC.

In connection with the closing of the acquisition of Romano’s Macaroni Grill (“Mac Grill”), currently expected to be in the 2nd Quarter 2013, Rodney Morris will join the Company as Senior Vice President of Human Resources. Mr. Morris has been the Chief People Officer for Mac Grill since July 2010.

2

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 19, 2013

IGNITE RESTAURANT GROUP, INC.

By:	/s/ Raymond A. Blanchette, III
Raymond A. Blanchette, III
Chief Executive Officer

3